Exhibit 99.2

FOR IMMEDIATE RELEASE December 1, 2010	Investor and Media Contact: Whitney Finch Director of Investor Relations 813.421.7694 wfinch@walterinvestment.com

WALTER INVESTMENT MANAGEMENT CORP. ANNOUNCES CLOSING OF RESIDENTIAL MORTGAGE SECURITIZATION

(Tampa, Fla.) – Walter Investment Management Corp. (NYSE Amex: WAC) (“Walter Investment” or the “Company”) today announced the closing of a private placement of $135 million of residential mortgage backed notes issued by Mid-State Capital Trust 2010-1 (the “Trust”), a newly formed statutory trust sponsored by Walter Investment. The notes are backed by U.S. residential mortgage loans, building and installment sale contracts, promissory notes, related mortgages and other security agreements. The Trust sold approximately $56 million in principal amount of Class A notes, rated “AAA” by S&P and $78 million in principal amount of Class M notes, rated “A” by S&P. The Class A and Class M notes have initial interest rates of 3.5% and 5.25% per annum, respectively, and are expected to mature in December 2045 The purpose of the offering is to raise capital to fund the Company’s ongoing growth initiatives.

“We are quite pleased to announce the closing of this securitization,” said Mark J. O’Brien, Walter Investment’s Chairman and CEO, “This transaction not only allows Walter Investment access to a key funding source, but also represents the culmination of the efforts of the numerous parties involved in the transaction, all of whom shared a common goal of contributing to the revitalization of the securitization market for residential mortgage assets.”

“The diligent efforts of the Walter Investment team, our bankers and counsel over the last six months has led to the execution of a transaction which provides an attractive structure and terms for the Company,” said Denmar J. Dixon, Vice Chairman and Executive Vice President of Walter Investment, “We are confident that our ability to access the securitization market on an on-going basis, coupled with our ability to consistently deploy capital on attractive terms, positions us to achieve our growth objectives.”

“Walter Investment appreciates the support of the investor community, which was critically important to the successful execution of this transaction,” said Charles E. Cauthen, President and COO of Walter Investment, “I would also like to express our appreciation for the efforts of our employees who have invested countless hours over the last six months to ensure the successful completion of this transaction. And finally, I would like to thank our shareholders for their support and patience as we have made progress in achieving our strategic objectives over the past year.”

The offering was made by means of a private placement under Rule 144A. The notes have not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Walter Investment Management Corp.

Walter Investment Management Corp. is an asset manager, mortgage servicer and mortgage portfolio owner specializing in less-than-prime, non-conforming and other credit-challenged mortgage assets. Based in Tampa, Fla., the Company currently has $1.8 billion of assets under management and annual revenues of approximately $180 million. The Company is structured as a real estate investment trust (“REIT”) and employs approximately 340 people. For more information about Walter Investment Management Corp., please visit the Company’s website at www.walterinvestment.com.

Safe Harbor Statement
Certain statements in this release and in any of Walter Investment Management Corp.’s public documents referred to herein, contain or incorporate by reference “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Walter Investment Management Corp. is including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “project,” “estimate,” “forecast,” “objective,” “plan,” “goal,” “confidence” and similar expressions, and the opposites of such words and expressions are intended to identify forward-looking statements. Forward-looking statements are based on the Company’s current beliefs, intentions and expectations; however, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance or achievements, to differ materially from those reflected in the statements made or incorporated in this release. Thus, these forward-looking statements are not guarantees of future performance and should not be relied upon as predictions of future events. The risks and uncertainties referred to above include, but are not limited to our continued ability to fund and acquire loans for securitization, continued investor interest in securitized residential mortgage backed notes, national and global economic trends in general and national local, regional and national real estate trends in particular; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 2, 2010.
All forward-looking statements set forth herein are qualified by this cautionary statement and are made only as of December 1, 2010. The Company undertakes no obligation to update or revise the information contained herein, including without limitation, any forward-looking statements, whether as a result of new information, subsequent events or circumstances, or otherwise, unless otherwise required by law.